U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 22, 2016

Jaguar Animal Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-36714

(Commission File Number)

46-2956775

(I.R.S. Employer Identification Number)

201 Mission Street, Suite 2375, San Francisco, CA 94105

(Address of principal executive offices    (Zip Code)

Registrant’s telephone number:  (415) 371-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 22, 2016, Jaguar Animal Health, Inc. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market notifying the Company that it no longer complies with NASDAQ Listing Rule 5550(b)(1) due to the Company’s failure to maintain a minimum of $2,500,000 in stockholders’ equity (or meet the alternatives of market value of listed securities of $35 million or net income from continuing operations). The Company reported stockholders’ equity of $1,565,316 in its Form 10-Q for the three month period ended June 30, 2016. The current market value of the Company’s listed securities is approximately $14.8 million and the Company does not meet the net income from continuing operations test.

The Company’s common stock remains listed on NASDAQ under the symbol JAGX. Under NASDAQ Listing Rule 5810(c)(2), the Company has 45 days, or until October 6, 2016, to submit a plan to regain compliance. If NASDAQ accepts the plan, NASDAQ may grant an extension of up to 180 calendar days from the date of the letter, or February 18, 2017, for the Company to provide evidence of compliance. If NASDAQ does not accept the Company’s plan, NASDAQ will notify the Company that its common stock is subject to delisting. The Company will have the opportunity to appeal that decision to a NASDAQ hearings panel.

The Company intends to submit a compliance plan to NASDAQ on or before the October 6, 2016 deadline. As previously disclosed, the Company and the Company’s former parent company, Napo Pharmaceuticals, Inc., have been engaged in preliminary exploratory discussions to review a potential merger and/or other ways to cooperate with their respective business endeavors.  The compliance plan may contain plans involving one or more strategic partnerships, including a potential merger or other endeavors for business cooperation with Napo Pharmaceuticals, Inc., which is the largest stockholder of the Company and a related party. The Company also currently intends to continue to sell shares of its common stock from time to time pursuant to its $15 Million Common Stock Purchase Agreement with Aspire Capital Fund, LLC as previously disclosed. There can be no assurance that NASDAQ will accept the compliance plan or, if accepted, that the Company will be able to regain compliance with the stockholders’ equity requirement or meet the alternatives of market value of listed securities or net income from continuing operations, or otherwise maintain compliance with the other listing requirements.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to the potential future sale of shares of the Company’s common stock and price for such sales under the Purchase Agreement. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, including the information discussed under the captions “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR ANIMAL HEALTH, INC.

Date: August 23, 2016	By:	/s/ Karen S. Wright
Name: Karen S. Wright
Title: Chief Financial Officer